                                                                   Exhibit 99.1



FOR IMMEDIATE RELEASE                   Contact: Donna M. Tocci, 617-520-9105
                                                 tocci@collaborative.com

                                                 Lawrence Crimmins, 617-520-9153
                                                 crimmins@collaborative.com

                                                 Christine Eyre, 978-318-4325
                                                 ceyre@onesource.com


               ONESOURCE INFORMATION SERVICES TO ACQUIRE CORPORATE
                        TECHNOLOGY INFORMATION SERVICES

          ONESOURCE SIGNIFICANTLY ENHANCES PRIVATE COMPANY INFORMATION


CONCORD, MASS., SEPTEMBER 9, 1999 -- OneSource Information Services, Inc. (NASDAQ: ONES), the first place professionals go for comprehensive business information on the Web, today announced that it has signed a definitive agreement to acquire Corporate Technology Information Services, Inc. (CorpTech) for approximately $8 million in cash. CorpTech, a privately held firm based in Woburn, Massachusetts, is a provider of high technology company profiles with a special focus on emerging private companies.

"OneSource customers are among the most sophisticated and demanding consumers of business information in the world today," said Dan Schimmel, president and CEO of OneSource Information Services. "One of their most consistently requested enhancements is for more high quality, in-depth information on US private companies. As a result of our acquisition of CorpTech, we will own a valuable brand and a critical portion of the private company information that we provide in our products. In addition, we will have the opportunity to direct editorial priorities to ensure that we address completely our customers needs."

CorpTech is a leader in private company information, collecting research on more than 50,000 high technology businesses. With over 4,000 clients, CorpTech generated $5.2 million in revenue last fiscal year through multiple channels including the web, CDs, print and third party distributors such as OneSource. CorpTech customers will continue to receive these high quality offerings.

"CorpTech has enjoyed a long and profitable relationship with OneSource, who is currently our largest and most rapidly growing partner," stated Andrew Campbell, CorpTech's President and co-founder. "This is a true win-win opportunity. Our customers will gain access to OneSource's comprehensive business information, fully integrated with our high quality data, with significant expansion planned."

"We believe the CorpTech acquisition will have a number of strategic benefits which will enhance OneSource's leadership position," stated Schimmel. "For example, the acquisition should expand our customer base, increase our editorial control and improve our operating margins. We intend to expand significantly on CorpTech's franchise to create an unparalleled source for private company information for our customers around the world."

Schimmel concluded, "After the acquisition, we will continue to execute our growth strategy, which focuses on adding new customers, growing revenues within existing customers and expanding our product line. In addition, we will continue to pursue strategic acquisitions and alliances that afford OneSource a competitive advantage in our marketplace and generate increased shareholder value."


ABOUT ONESOURCE INFORMATION SERVICES

OneSource Information Services, Inc. provides Web-based business and financial information to professionals who need quick access to reliable corporate, industry and market intelligence. Its Business Browser product line provides sales, marketing, finance and management professionals with textual information, such as news, trade press, executive biographies and analyst reports. Business Browser products also deliver numeric information such as company financial results, stock quotes and industry statistics. OneSource integrates business and financial information on over one million global public and private companies from more than 25 information providers drawing upon over 2,500 sources of content.

Business Browser products are designed to address information needs of leading professional and financial services firms, technology companies and other large organizations including American Express, British Telecom, Deloitte & Touche, KPMG, Oracle and SAP. OneSource is headquartered in Concord, MA, with offices across the United States and United Kingdom. Product information is available by calling 1-800-554-5501 in the U.S. and +44 (0)1483 241212 in the UK, and at
WWW.ONESOURCE.COM.

This news release contains certain forward-looking statements that are based on the current beliefs and expectations of the company's management, as well as assumptions made by, and information currently available to, the company's management. Such statements include those regarding the company's ability to pursue its corporate objectives and strategy, market acceptance of new products, the expansion of its customer base, and improvement of operating margins. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements, and the company's future results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. In addition to the factors noted above, other risks, uncertainties, assumptions, and factors that could affect the company's financial results are described in the company's initial public offering prospectus dated May 19, 1999.

OneSource and Business Browser are service marks of OneSource Information Services, Inc. All other products and services are trademarks or service marks of their respective companies.